Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use in this Registration Statement on Form F-3 of Hanwha Q CELLS Co., Ltd. of our report dated March 17, 2015 relating to the financial statements of Hanwha Q Cells Malaysia SDN. BHD., which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers ABAS Ltd.

PricewaterhouseCoopers ABAS Ltd.

Bangkok, Thailand

April 29, 2015